UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 8, 2008

OKLAHOMA GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-1097	73-0382390
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 8.01. Other Events

On December 8, 2008, Oklahoma Gas and Electric Company, an Oklahoma corporation (the “Company”) entered into an Underwriting Agreement relating to $250,000,000 in aggregate principal amount of its 8.250% Senior Notes, Series due January 15, 2019 (the “Senior Notes”) and the Company has filed with the Securities and Exchange Commission a prospectus supplement related to such offering. The offering of the Senior Notes was registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration on Form S-3 (File No. 333-151465).

Attached as Exhibit 1.01 is the Underwriting Agreement dated December 8, 2008 by and between the Company and Mizuho Securities USA Inc., Greenwich Capital Markets Inc. and UBS Securities LLC, on behalf of themselves and the other underwriters named therein relating to the sale of the Senior Notes.

Attached as Exhibit 4.01 is the Supplemental Indenture No. 10 dated as of December 1, 2008 between the Company and UMB Bank, N.A., as trustee, creating the Senior Notes.

Attached as Exhibit 5.01 is an Opinion of Counsel as to the legality of the Senior Notes.

Attached as Exhibit 12.01 is the calculation of ratio of earnings to fixed charges.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

1.01

Underwriting Agreement, dated December 8, 2008 by and between Oklahoma Gas and Electric Company and Mizuho Securities USA Inc., Greenwich Capital Markets Inc. and UBS Securities LLC, on behalf of themselves and the other underwriters named therein relating to $250,000,000 in aggregate principal amount of the Company’s 8.250% Senior Notes, Series due January 15, 2019 (the “Senior Notes”).

4.01	Supplemental Indenture No. 10 dated as of December 1, 2008 between Oklahoma Gas and Electric Company and UMB Bank, N.A., as trustee, creating the Senior Notes.
5.01	Opinion of Counsel as to the legality of the Senior Notes.
12.01	Calculation of ratio of earnings to fixed charges.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OKLAHOMA GAS AND ELECTRIC COMPANY
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller, Chief Accounting Officer
and Interim Chief Financial Officer

December 11, 2008